              Amendment to the Agreement and Plan of Merger

     AMENDMENT dated as of September 4,1997 ("Amendment") to the Agreement and Plan of Merger (the "AGREEMENT"), dated as of August 13, 1997, by and between SFC MERGER COMPANY, a Delaware corporation ("Newco"), and SEAMAN FURNITURE COMPANY, INC., a Delaware corporation (the "Company"). Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Agreement.

     WHEREAS, the Company and Newco have entered into the Agreement; and

     WHEREAS, the Company and Newco desire to amend the Agreement as set forth HEREIN;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Amendment to Sections 3. 1(f)(iii). (iv) and (v). Sections 3.1
                ------------------------------------------------
(f)(iii), (iv) and (v) of the Agreement are deleted in their entirety and amended to read as follows:

          (iii) Each unexpired Option to purchase Company Common Shares that is outstanding and In-the-Money but not exercisable at the Effective Time, other than those held by Messrs. Halper, McGeough and Rosenberg and by members of Mid-Management, will no longer be exercisable for the purchase of Company Common Shares but shall entitle the holder thereof at the Effective Time, in cancellation and settlement therefor, to the issuance of immediately exercisable options to purchase, on substantially the same terms and conditions as were applicable under such Option immediately prior to the Effective Time, options to purchase in the aggregate 8,245 Surviving Common Shares, with an exercise price of $1.00 per Surviving Common Share, based upon an assigned In-the-Money value of $244,796.00 in the aggregate.

          (iv) Each unexpired Option to purchase Company Common Shares that is outstanding and In-the-Money, other than those with an exercise price of $24.50 per share, whether or not exercisable at the Effective Time, held by Messrs. Halper, McGeough and Rosenberg, will no longer be exercisable for the purchase of Company Common Shares but shall entitle each of Messrs. Halper, McGeough and Rosenberg, in cancellation and in settlement thereof at the Effective Time, to (A) the issuance of immediately exercisable options to purchase 48,184, 48,184 and 58,200 Surviving Common Shares respectively, with an exercise price of $1.00 per Surviving Common Share, and (13) the payment of $2,185,355, $2,185,355 and $3,022,849 in cash, respectively.

          (v) Each unexpired Option to purchase Company Common Shares that is outstanding with an exercise price of $24.50 per share, whether or not exercisable at the Effective Time, held by Messrs. Halper, McGeough and Rosenberg, will no longer be exercisable for the purchase of Company Common Shares but shall entitle each of Messrs. Halper, McGeough and Rosenberg, in cancellation and in settlement thereof at the Effective Time, to the issuance of options to purchase 3,182, 3,182 and 3,636 Surviving Common Shares, respectively, with an exercise price of $28.17 per Surviving Common Share.

          (vi) Each unexpired Option to purchase Company Common Shares that is outstanding with an exercise price of $28.00 per share, whether or not exercisable at the Effective Time, held by Messrs. Halper, McGeough and Rosenberg, will no longer be exercisable for the purchase of Company Common Shares but shall entitle each of Messrs. Halper, McGeough and Rosenberg, in cancellation and in settlement thereof at the Effective Time, to the issuance of options to purchase 3,182, 3,182 and 3,636 Surviving Common Shares, respectively, with an exercise price of $32.19 per Surviving Common Share.

          (vii) Each of the provisions of Sections 3.1(f) (iii),(iv), (v) and
     (vi), assume (x) the issuance of one million Surviving Common Shares on a fully diluted basis including the stock options contemplated by this
     Section 3.1(f) and (y) an inherent value of $28.8 million in the Surviving Corporation. Such inherent value is based upon the assumption that at the Effective Time (A) the amount of the dividend to be paid will be $67,000,000, (B) the Company will have available cash of $75,000,000, (C) borrowings available from Heller will aggregate $26,000,000, and (D) expenses of the transaction will be $2,500,000. Any change in any of the assumptions or the number of issued Surviving Common Shares will result in a proportionate change in the exercise price, number of options and cash received, as the case may be.

     Section 2. Amendment to Section 3.3. Notwithstanding the provisions of
                ------------------------
Section 3.3., the Company will act as paying agent with respect to payments to holders of options pursuant to Section 3.1(f).

     Section 3. Amendment to Exhibits A and B. The form of the certificate of
                -----------------------------
incorporation of the Surviving Corporation attached hereto as Exhibit A and the
                                                              ---------
form of the by-laws of the Surviving Corporation attached hereto as Exhibit B
                                                                    ---------
hereby replace the forms of the respective exhibits attached to the Agreement.

     Section 4. Continued Effectiveness. Except as specifically amended hereby,
                -----------------------
the Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects.

     Section 5. Governing Law. This Amendment shall be governed and construed in
                -------------
accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     Section 6. Counterparts. This Amendment may be executed in two or more
                ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                              SEAMAN FURNITURE COMPANY, INC.



                              By:  /s/ Steven H. Halper
                                  ---------------------------------------------
                                   Name:  Steven H. Halper
                                   Title:  Executive Vice President


                              SFC MERGER COMPANY



                              By:  /s/ Alan Rosenberg
                                   ---------------------------------------------
                                   Name:  Alan Rosenberg
                                   Title:  President

                                                                       Exhibit A
                                                                       ---------


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SEAMAN FURNITURE COMPANY, INC.



     The undersigned, being the President of Seaman Furniture Company, Inc., does hereby certify that this Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and that the date of filing the original certificate of incorporation with the Secretary of State of Delaware was June 3, 1985 and further certifies as follows:

                                   ARTICLE I

                                      NAME

     Section 1.1.  Name.  The name of the corporation is Seaman Furniture
                   ----
Company, Inc. (the "Company").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     Section 2.1.  Office and Agent.  The address of the Company's registered
                   ----------------
office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                               CORPORATE PURPOSE

     Section 3.1.  Purpose.  The purpose of the Company is to engage in any
                   -------
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE IV

                                 CAPITALIZATION

          Section 4.1.  Authorized Capital Stock.  The Company is authorized to
                        ------------------------
issue three classes of capital stock, designated Class A Voting Common Stock, Class B Non-Voting Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 1,500,000 shares, consisting of 500,000 shares of Class A Common Stock, par value $0.01 per share, 900,000 shares of Class B Common Stock, par value $0.01 per share, and 100,000 shares of Preferred Stock, par value $0.01 per share.

          Section 4.2.  Class A Common Stock.  The holders of Class A Common
                        --------------------
Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

          Section 4.3.  Class B Common Stock.  The holders of Class B Common
                        --------------------
Stock will not be entitled to vote at any meeting.

          Section 4.4.  Preferred Stock.  The Preferred Stock may be issued in
                        ---------------
one or more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

          (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

          (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

          (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any

                                      A-1-2
     other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

          (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

          (h) the provisions, if any, of a sinking fund applicable to such series; and

          (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").


                                   ARTICLE V

                             AMENDMENTS TO BY-LAWS

          Section 5.1.  Amendments to By-Laws.  Except as otherwise provided by
                        ---------------------
law or by the By-Laws or this Certificate of Incorporation, the By-Laws may be amended in any respect or repealed at any time, either (a) by the holders of a majority of the stock issued and outstanding and entitled to vote, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.


                                   ARTICLE VI

                            MEETINGS OF STOCKHOLDERS

          Section 6.1.  Elections of Directors.  Elections of directors need not
                        ----------------------
be by written ballot except and to the extent provided in the By-Laws of the Company.


                                  ARTICLE VII

                            LIABILITY OF A DIRECTOR

          Section 7.1.  Director Liability.  To the full extent permitted by the
                        ------------------
Delaware General Corporation Law or any other applicable laws currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article VII will not adversely affect any

                                      A-1-3
right or protection of a Director of the Company existing prior to such repeal or modification.

                                  ARTICLE VIII

                                INDEMNIFICATION

          Section 8.1.  Indemnification.  Each person who is or was or had
                        ---------------
agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses provided in this Article VIII (a) will not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article VIII. Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification and/or advancement of expenses greater or different than that provided in this Article VIII or the Delaware General Corporation Law. Any amendment or repeal of, or adoption of any provision inconsistent with, this
Article VIII will not adversely affect any right or protection existing hereunder, or arising out of the facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

                                      A-1-4

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation and affirmed that the statements made herein are true under penalties of perjury this ______ day of _________, 1997.


                                                -------------------------------
                                                Alan Rosenberg
                                                President



- -------------------------------
Robert Webber
Vice President

                                      A-1-5

                                                                       Exhibit B
                                                                       ---------





================================================================================







                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                         SEAMAN FURNITURE COMPANY, INC.

                            AS OF ________ __, 1997







================================================================================

                             TABLE OF CONTENTS

                                                                  Page
                                                                  ----

                                   ARTICLE I

                                    OFFICES

1.01   Registered Office....................................................1
1.02   Other Offices........................................................1


                                  ARTICLE II

                            MEETING OF STOCKHOLDERS

2.01   Time and Place of Meetings...........................................1
2.02   Annual Meeting.......................................................1
2.03   Special Meetings.....................................................1
2.04   Notice of Meetings...................................................2
2.05   Quorum...............................................................2
2.06   Voting...............................................................2
2.07   Stockholders' Consent in Lieu of Meeting.............................3

                                  ARTICLE III

                              BOARD OF DIRECTORS

3.01   Function.............................................................3
3.02   Number, Election, and Terms..........................................3
3.03   Vacancies and Newly Created Directorships............................3
3.04   Removal..............................................................4
3.05   Resignation..........................................................4
3.06   Regular Meetings.....................................................4
3.07   Special Meetings.....................................................4
3.08   Quorum...............................................................4
3.09   Written Action.......................................................4
3.10   Participation in Meetings by Telephone
            Conference......................................................4
3.11   Compensation.........................................................5
3.12   Rules................................................................5

                                      (i)

                                                                  Page
                                                                  ----

                                  ARTICLE IV

                                    NOTICES

4.01   Generally............................................................5
4.02   Waivers..............................................................5


                                   ARTICLE V

                                   OFFICERS

5.01   Generally........................................................... 5
5.02   Compensation........................................................ 6
5.03   Term of Office, Resignation and Removal..............................6
5.04   Authority and Duties.................................................6


                                  ARTICLE VI

                                     STOCK

6.01   Certificates........................................................ 6
6.02   Transfers............................................................6
6.03   Lost, Stolen, or Destroyed Certificates..............................7
6.04   Record Dates.........................................................7
6.05   Classes of Stock.....................................................7


                                  ARTICLE VII

                                INDEMNIFICATION

7.01   Damages and Expenses.................................................8
7.02   Insurance, Contracts, and Funding....................................8


                                 ARTICLE VIII

                                    GENERAL

8.01   Fiscal Year..........................................................9
8.02   Seal.................................................................9

                                      (ii)

                                                                  Page
                                                                  ----

8.03   Reliance upon Books, Reports, and Records............................9
8.04   Time Periods.........................................................9
8.05   Amendments...........................................................9
8.06   Certain Defined Terms................................................9

                                     (iii)

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                         SEAMAN FURNITURE COMPANY, INC.


                                   ARTICLE I

                                    OFFICES


          SECTION 1.01.  Registered Office.  The registered office of Seaman
                         ------------------
Furniture Company, Inc. in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 1.02.  Other Offices.  The Company may also have an office or
                         --------------
offices at any other place or places within or without the State of Delaware as the Board may from time to time determine or the business of the Company may from time to time require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 2.01.  Time and Place of Meetings.  All meetings of the
                         --------------------------
stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the President, or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

          SECTION 2.02.  Annual Meeting.  An annual meeting of the stockholders
                         --------------
will be held in the third week of September or on such other date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire and will transact such other business as may properly be brought before the meeting.

          SECTION 2.03.  Special Meetings.  Special meetings of the stockholders
                         ----------------
may be called by the Board, and may be called by (a) the President, or (b) the Secretary within 10 calendar days after receipt of the written request of the holders of a majority of the stock issued and outstanding and entitled to vote. Any such request must be sent to the President or the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

          SECTION 2.04.  Notice of Meetings.  Written notice of every meeting of
                         ------------------
the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the
                                           --------  -------
adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith.
At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

          SECTION 2.05.  Quorum.  Except as otherwise provided by law or a
                         ------
Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

          SECTION 2.06.  Voting.  Except as otherwise provided by law, by the
                         ------
Certificate of Incorporation or a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the President or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or when a different vote is required as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.

                                      A-2-2

          SECTION 2.07.  Stockholders' Consent in Lieu of Meeting.  Any action
                         ----------------------------------------
required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.


                                  ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 3.01.  Function.  The business and affairs of the Company will
                         --------
be managed under the direction of its Board.

          SECTION 3.02.  Number, Election, and Terms.  (a) Subject to the
                         ---------------------------
rights, if any, of the Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the Board shall consist of three or more members. The authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board. The Directors, including those who may be elected by the holders of any series of the Preferred Stock, shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03 of this Article, and each Director elected shall hold office until his successor is elected and qualified, except as required by law.

      (b) Notwithstanding anything contained in the Certificate of Incorporation or these By-Laws to the contrary, the term of any Director who is also an officer of the Company will terminate automatically, without any further action on the part of the Board or such Director, upon the termination for any reason of such Director in his or her capacity as an officer of the Company.

          SECTION 3.03.  Vacancies and Newly Created Directorships.  Subject to
                         -----------------------------------------
the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause which occur between annual meetings of the stockholders will be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director or by the holders of a majority of the stock issued and outstanding and entitled to vote. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified or such Director's earlier death, resignation, disqualification, or removal. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

                                      A-2-3

          SECTION 3.04.  Removal.  Subject to the rights, if any, of the holders
                         -------
of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office with or without cause by the holders of a majority of the voting stock or by the affirmative vote of the Whole Board and only for cause.

          SECTION 3.05.  Resignation.  Any Director may resign at any time by
                         -----------
giving written notice of his or her resignation to the President or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

          SECTION 3.06.  Regular Meetings.  Regular meetings of the Board may be
                         ----------------
held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

          SECTION 3.07.  Special Meetings.  Special meetings of the Board may be
                         ----------------
called by the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the President in like manner and on like notice on the written request of a majority of the total number of Directors then in office. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

          SECTION 3.08.  Quorum.  At all meetings of the Board, a majority of
                         ------
the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

          SECTION 3.09.  Written Action.  Any action required or permitted to be
                         --------------
taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

          SECTION 3.10.  Participation in Meetings by Telephone Conference.
                         -------------------------------------------------
Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

                                      A-2-4

          SECTION 3.11.  Compensation.  The Board may establish the compensation
                         ------------
for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

          SECTION 3.12.  Rules.  The Board may adopt rules and regulations for
                         -----
the conduct of meetings and the oversight of the management of the affairs of the Company.



                                   ARTICLE IV

                                    NOTICES

          SECTION 4.01.  Generally.  Except as otherwise provided by law, these
                         ---------
By-Laws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws, notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise may be permitted by these By-Laws.

          SECTION 4.02.  Waivers.  Whenever any notice is required to be given
                         -------
by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V

                                    OFFICERS

          SECTION 5.01.  Generally.  The officers of the Company will be elected
                         ---------
by the Board and will consist of a President (who, if the Board so specifies, may but will not be required to be also the Chief Executive Officer), a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the

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foregoing, by specific action the Board may authorize the President to appoint any person to any office other than President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

          SECTION 5.02.  Compensation.  The compensation of all officers and
                         ------------
agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation to an officer of other officers and agents of the Company to an officer of the Company.

          SECTION 5.03.  Term of Office, Resignation and Removal.  The officers
                         ---------------------------------------
of the Company will hold office until their successors are elected and qualified or their earlier death, resignation or removal. Any officer may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the President as provided in By-Law 5.01.

          SECTION 5.04.  Authority and Duties.  Each of the officers of the
                         --------------------
Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.


                                   ARTICLE VI

                                     STOCK

          SECTION 6.01.  Certificates.  Certificates representing shares of
                         ------------
stock of the Company will be in such form as from time to time may be determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates
may be facsimiles, engraved, or printed.   Such certificates may be issued and
delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

          SECTION 6.02.  Transfers.  Upon surrender to the Company or the
                         ---------
transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the

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

Company to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

          SECTION 6.03.  Lost, Stolen, or Destroyed Certificates.  The Secretary
                         ---------------------------------------
may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

          SECTION 6.04.  Record Dates.  (a) In order that the Company may
                         ------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

          SECTION 6.05.  Classes of Stock.  The designations, preferences, and
                         ----------------
relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

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

                                 ARTICLE VII

                                INDEMNIFICATION

          SECTION 7.01.  Damages and Expenses.  (a) Without limiting the
                         --------------------
generality or effect of Article VIII of the Certificate of Incorporation, the Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, or anything done or not by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by this By-Law 7.01 or otherwise.

      (b) The right of indemnification provided in this By-Law 7.01 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 7.01, whether arising from acts or omissions occurring before or after such adoption.

      (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this By-Law 7.01 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          SECTION 7.02.  Insurance, Contracts, and Funding.  The Company may
                         ---------------------------------
purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 7.01 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 7.01 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 7.01.

                                      A-2-8

                                 ARTICLE VIII

                                    GENERAL

          SECTION 8.01.  Fiscal Year.  The fiscal year of the Company shall be
                         -----------
fixed from time to time by the Board.

          SECTION 8.02.  Seal.  The Board may adopt a corporate seal and use the
                         ----
same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 8.03.  Reliance upon Books, Reports, and Records.  Each
                         -----------------------------------------
Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

          SECTION 8.04.  Time Periods.  In applying any provision of these By-
                         ------------
Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

          SECTION 8.05.  Amendments.  Except as otherwise provided by law or by
                         ----------
the Certificate of Incorporation or these By-Laws, these By-Laws may be amended in any respect or repealed at any time, either (a) by the holders of a majority of the stock issued and outstanding and entitled to vote, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

          SECTION 8.06.  Certain Defined Terms.  Terms used herein with initial
                         ---------------------
capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.

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